SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 FOOTSTAR, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                22-3439443
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

        933 MacArthur Boulevard
           Mahwah, New Jersey                              07430
----------------------------------------    ------------------------------------
(Address of principal executive offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                              Name of each exchange on which
 Title of each class to be so registered      each class is to be registered
----------------------------------------    ------------------------------------
    Preferred Stock Purchase Rights              New York Stock Exchange

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the
following box.   [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)

Item 1. Description of Securities to be Registered.

     On May 31, 2002, Footstar, Inc. (the "Corporation") entered into Amendment No. 1 (the "Amendment No. 1") to its Rights Agreement, dated as of March 8, 1999 (as so amended, the "Rights Agreement"), between the Corporation and Mellon Investor Services LLC, a New Jersey limited liability company (formerly ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (the "Rights Agent"), pursuant to which the terms of the outstanding preferred share purchase rights (the "Rights") were amended. This amended Form 8-A is being re-filed on June 14, 2002 to correct for previously omitted signatures. The summary below describes the Rights as so amended by Amendment No. 1.

     On March 8, 1999, the Board of Directors of the Corporation declared a dividend distribution of one Right for each outstanding share of Common Stock, par value $.01 per share (the "Common Shares"), of the Corporation. The dividend was payable to the shareholders of record on March 19, 1999 (the "Record Date"), and with respect to Common Shares issued thereafter until the Distribution Date (as defined below) and, in certain circumstances, with respect to Common Shares issued after the Distribution Date. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Corporation one one-thousandth of a share of Series A Junior Participating Preferred Stock, $.01 par value per share (the "Preferred Shares"), of the Corporation at a price of $100 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement.

     Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares upon the earlier to occur of: (i) a person or group of affiliated or associated persons (an "Acquiring Person") having acquired Beneficial Ownership (as defined in the Rights Agreement) of 15% or more of the outstanding Common Shares (except pursuant to a Permitted Offer (as defined in the Rights Agreement) or a Qualifying Offer as hereinafter defined); or (ii) 10 days (or such later date as the Board of Directors of the Corporation may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in a person or group becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date"), provided that an Acquiring Person does not include a Grandfathered Shareholder or a Grandfathered Transferee (as such terms are defined in the Rights Agreement). The date that a person or group becomes an Acquiring Person is the "Shares Acquisition Date."

     A "Qualifying Offer" is an offer for all the outstanding Common Shares of the Corporation which generally meets the following requirements: (i) the consideration offered must be the same for all shareholders; (ii) to the extent the consideration includes cash, the Corporation must receive an opinion from a nationally recognized investment bank designated by the Corporation that the offeror has the ability to finance the offer; (iii) upon consummation of the offer, the offeror must own a majority of the outstanding Common Shares of the Corporation; (iv) the per share consideration being offered is no less than the highest amount of consideration paid for any Common Shares purchased by the offeror within the two years prior to the offer; (v) the offer must remain open for at least 60 business days; (vi) such offer is accompanied by a written opinion, in customary form, of a nationally recognized investment banking firm designated by the Corporation, stating that the price to be paid to holders of

Common Shares pursuant to the offer is fair from a financial point of view to such holders (a "Fairness Opinion"); provided, however, that no such Fairness Opinion shall be required to be delivered if the consideration per share being offered pursuant to such offer is at least 35% above the higher of: (a) the average regular way closing price of the Common Shares for the 90 calendar days prior to the date on which such offer is announced; and (b) the average regular way closing price of the Common Shares for the 10 Trading Days prior to the date on which such offer is announced; and (vii) before the date the offer is commenced, the offeror must make an irrevocable written commitment to the Corporation that (A) following completion of the offer, the offeror will acquire all shares not purchased in the offer at the same price per share as that paid in the offer, (B) the offeror will not make any amendment to the terms of the offer that reduces the offer price, changes the form of consideration offered, reduces the number of shares sought, or otherwise is not in the interest of the Corporation's shareholders, and (C) the offeror will not make any offer for any equity securities of the Corporation for six months after the original offer is commenced if the original offer is not successful, unless an offer by another party is commenced either for a higher per share price or with the approval of the Board of Directors of the Corporation, in either of which case a new offer by the initial offeror must be at a per share price at least equal to that provided for in the alternative offer.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with, and only with, the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights) new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date (and to each initial record holder of certain Common Shares issued after the Distribution Date), and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on March 8, 2009, unless earlier redeemed by the Corporation as described below.

     In the event that any person becomes an Acquiring Person or an affiliate or associate thereof (except pursuant to a Permitted Offer or a Qualifying Offer, each holder of a Right will thereafter have the right (the "Flip-In Right") to receive upon exercise the number of Common Shares or, in the discretion of the Board of Directors of the Corporation, one one-thousandth of a Preferred Share (or, in certain circumstances, other securities of the Corporation) having a value (immediately prior to such triggering event) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of the event described above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, Beneficially Owned by any Acquiring Person or any affiliate or associate thereof will be null and void.

     In the event that, at any time following the Shares Acquisition Date, (i) the Corporation is acquired in a merger or other business combination transaction in which the holders of all of the outstanding Common Shares immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power, or (ii) more than 50% of the Corporation's assets or earning power is sold or transferred, in either case with or to an Acquiring Person or any affiliate or associate or any other person in which such Acquiring Person, affiliate or associate has an interest or any person acting on behalf of or in concert with such Acquiring Person, affiliate or associate, or, if in such transaction all holders of Common Shares are not treated alike, any other person, then each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right (the "Flip-Over Right") to receive, upon exercise, common shares of the acquiring company (or in certain circumstances, its parent) having a value equal to two times the exercise price of the Right. The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises or surrenders the Flip-In Right.

     The Purchase Price payable, and the number of Preferred Shares, Common Shares or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one one-thousandth of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $10.00 per share but, if greater, will be entitled to an aggregate dividend per share of 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1,000 per share, provided that the holders will be entitled to an aggregate payment per share of at least 1,000 times the aggregate payment made per Common Share. These rights are protected by customary antidilution provisions. In the event that the dividends on the Preferred Shares are in arrears in an amount equal to six quarterly dividend payments, the holders of the Preferred Shares shall have the right, voting as a class, to elect two directors in addition to the directors elected by the holders of the Common Shares until all cumulative dividends on the Preferred Shares have been paid through the last quarterly dividend payment date and dividends for the current dividend period declared and set apart.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are one one-thousandth or integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Corporation, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, and under certain other circumstances, the Corporation may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), which redemption shall generally be effective upon the action of the Board of Directors of the Corporation. Additionally, following the Shares Acquisition Date, the Corporation may redeem the then outstanding Rights in whole, but not in part, at the Redemption Price, provided that such redemption is in connection with a merger or other business combination transaction or series of transactions involving the Corporation in which all holders of Common Shares are treated alike but not involving an Acquiring Person or its affiliates or associates.

     All the provisions of the Rights Agreement, except those which concern the rights, duties or obligations of the Rights Agent, may be amended by the Board of Directors of the Corporation prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors of the Corporation in order to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period under the Rights Agreement (subject to certain limitations), or to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), as long as such amendments do not change the rights, duties or obligations of the Rights Agent.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Corporation, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders of the Corporation, shareholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

     Attached hereto as Exhibits 1 and 2 and incorporated by reference are copies of the Rights Agreement (including Amendment No. 1 thereto) between the Corporation and Mellon Investor Services LLC, a New Jersey limited liability company (formerly ChaseMellon Shareholder Services, L.L.C.), specifying the terms of the Rights, and the exhibits thereto, as follows: Exhibit A -- Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Footstar, Inc.; Exhibit B -- Form of Right Certificate; and Exhibit C -- Summary of Rights to Purchase Preferred Shares. The foregoing description of the Rights is qualified by reference to the Rights Agreement and the exhibits thereto.

Item 2. Exhibits.

     1. Rights Agreement (the "Rights Agreement"), dated as of March 8, 1999, between Footstar, Inc. and ChaseMellon Shareholder Services, L.L.C., which includes, as Exhibit A thereto, the Certificate of Designation, Preferences and Rights of Series A Junior

Participating Preferred Stock of Footstar, Inc., as Exhibit B thereto, the Form of Right Certificate, and as Exhibit C thereto, the Summary of Rights to Purchase Preferred Shares. (1)

     2. Amendment No. 1 to the Rights Agreement, dated as of May 31, 2002, between Footstar, Inc. and Mellon Investor Services LLC, a New Jersey limited liability company (formerly ChaseMellon Shareholder Services, L.L.C.), which includes as Exhibit C thereto, the modified and amended Summary of Rights to Purchase Preferred Shares.

---------------

(1)  Filed as an Exhibit to the Corporation's Form 8-A dated March 9, 1999.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             FOOTSTAR, INC.


                                             By:  MAUREEN RICHARDS
                                                  ------------------------------
                                                  Name:  Maureen Richards
                                                  Title: Senior Vice President
                                                         and General Counsel


Date: May 31, 2002

                                  EXHIBIT INDEX


Exhibit                                    Description                    Page
-------                                    -----------                    ----
   1     Rights Agreement (the "Rights Agreement"), dated as of March 8,
         1999, between Footstar, Inc. and ChaseMellon Shareholder
         Services, L.L.C., which includes, as Exhibit A thereto, the Certificate of Designation, Preferences and Rights of Series A
         Junior Participating Preferred Stock of Footstar, Inc., as
         Exhibit B thereto, the Form of Right Certificate, and as Exhibit
         C thereto, the Summary of Rights to Purchase Preferred Shares.

   2 Amendment No. 1 to the Rights Agreement, dated as of May 31, 2002, between Footstar, Inc. and Mellon Investor Services LLC, a New Jersey limited liability company (formerly ChaseMellon Shareholder Services, L.L.C.), which includes as Exhibit C thereto, the modified and amended Summary of Rights to Purchase Preferred Shares.

---------------

(1)  Filed as an Exhibit to the Corporation's Form 8-A dated March 9, 1999.

                             AMENDMENT NO. 1 TO THE
                                RIGHTS AGREEMENT

     This Amendment No. 1 (this "Amendment"), dated as of May 31, 2002, to the Rights Agreement, dated as of March 8, 1999 (the "Rights Agreement"), between Footstar, Inc., a Delaware corporation (the "Corporation"), and Mellon Investor Services LLC, a New Jersey limited liability company (formerly ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (the "Rights Agent").

     The Corporation and the Rights Agent have heretofore executed and entered into the Rights Agreement. Pursuant to Section 27 of the Rights Agreement, the Corporation and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof and the Corporation desires and directs the Rights Agent to so amend the Rights Agreement. All acts and things necessary to make this Amendment a valid agreement according to its terms have been done and performed, and the execution and delivery of this Amendment by the Corporation has been in all respects authorized by the Corporation.

     In consideration of the foregoing premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereto agree as follows:

     1. The definition of a "Qualifying Offer" is hereby modified and amended to replace clause (vi) in its entirety with the following:

          "(vi) such offer is accompanied by a written opinion, in customary form, of a nationally recognized investment banking firm designated by the Corporation, stating that the price to be paid to holders of common Shares pursuant to the offer is fair from a financial point of view to such holders (a "Fairness Opinion"); provided, however, that no such Fairness Opinion shall be required to be delivered if the consideration per share being offered pursuant to such offer is at least 35% above the higher of:
     (a) the average regular way closing price of the Common Shares for the 90 calendar days prior to the date on which such offer is announced; and (b) the average regular way closing price of the Common Shares for the 10 Trading Days prior to the date on which such offer is announced; and"

     2. The following definition of "Trading Day" is hereby inserted in Section 1 in its proper alphabetical order:

     "'Trading Day' shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day."

     3. Exhibit C to the Rights Agreement is hereby modified and amended to read in its entirety as set forth in Exhibit C to this Amendment.

     4. Except as expressly amended hereby, the Rights Agreement remains in full force and effect in accordance with its terms.

     5. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely within such State; except that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     6. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

     7. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

     8. Capitalized terms used herein but not defined shall have the meanings given to them in the Rights Agreement.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Rights Agreement to be duly executed as of the day and year first above written.



                                           FOOTSTAR, INC.


                                           By: J.M. ROBINSON
                                               --------------------------------
                                               Name: J.M. Robinson
                                               Title: Chairman, President & CEO



                                           MELLON INVESTOR SERVICES LLC,
                                           as Rights Agent


                                           By: ROBERT KAVANAGH
                                               ---------------------------------
                                               Name:  Robert Kavanagh
                                               Title: Vice President



                                  CERTIFICATION

     The undersigned, Senior Vice President of Footstar, Inc., a Delaware corporation (the "Corporation") hereby certifies, on behalf of the Corporation, that Amendment No. 1, dated as of May 31, 2002, to the Rights Agreement, dated as of March 8, 1999 (the "Rights Agreement"), between the Corporation and Mellon Investor Services LLC, a New Jersey limited liability company (formerly ChaseMellon Shareholder Services, L.L.C.), as Rights Agent, is in compliance with the terms of Section 27 of the Rights Agreement.


Dated: May 31, 2002

                                             FOOTSTAR, INC.


                                             By:  MAUREEN RICHARDS
                                                  ------------------------------
-                                                 Name: Maureen Richards
                                                  Title: Senior Vice President

                                                                       Exhibit C

                          SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES

     On May 31, 2002, Footstar, Inc. (the "Corporation") entered into Amendment No. 1 (the "Amendment No. 1") to its Rights Agreement, dated as of March 8, 1999 (as so amended, the "Rights Agreement"), between the Corporation and Mellon Investor Services LLC, a New Jersey limited liability company (formerly ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (the "Rights Agent"), pursuant to which the terms of the outstanding preferred share purchase rights (the "Rights") were amended. The summary below describes the Rights as so amended by Amendment No. 1.

     On March 8, 1999, the Board of Directors of the Corporation declared a dividend distribution of one Right for each outstanding share of Common Stock, par value $.01 per share (the "Common Shares"), of the Corporation. The dividend was payable to the shareholders of record on March 19, 1999 (the "Record Date"), and with respect to Common Shares issued thereafter until the Distribution Date (as defined below) and, in certain circumstances, with respect to Common Shares issued after the Distribution Date. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Corporation one one-thousandth of a share of Series A Junior Participating Preferred Stock, $.01 par value per share (the "Preferred Shares"), of the Corporation at a price of $100 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement.

     Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares upon the earlier to occur of: (i) a person or group of affiliated or associated persons (an "Acquiring Person") having acquired Beneficial Ownership (as defined in the Rights Agreement) of 15% or more of the outstanding Common Shares (except pursuant to a Permitted Offer (as defined in the Rights Agreement) or a Qualifying Offer as hereinafter defined); or (ii) 10 days (or such later date as the Board of Directors of the Corporation may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in a person or group becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date"), provided that an Acquiring Person does not include a Grandfathered Shareholder or a Grandfathered Transferee (as such terms are defined in the Rights Agreement). The date that a person or group becomes an Acquiring Person is the "Shares Acquisition Date."

     A "Qualifying Offer" is an offer for all the outstanding Common Shares of the Corporation which generally meets the following requirements: (i) the consideration offered must be the same for all shareholders; (ii) to the extent the consideration includes cash, the Corporation must receive an opinion from a nationally recognized investment bank designated by the Corporation that the offeror has the ability to finance the offer; (iii) upon consummation of the offer, the offeror must own a majority of the outstanding Common Shares of the Corporation; (iv) the per share consideration being offered is no less than the highest amount of consideration paid for any Common Shares purchased by the offeror within the two years prior to the offer; (v) the offer must remain open for at least 60 business days; (vi) such offer is accompanied by a written opinion, in customary form, of a nationally recognized investment banking firm designated by the Corporation, stating that the price to be paid to holders of Common Shares pursuant to the offer is fair from a financial point of view to such holders (a "Fairness Opinion"); provided, however, that no such Fairness Opinion shall be required to be delivered if the consideration per share being offered pursuant to such offer is at least 35% above the higher of: (a) the average regular way closing price of the Common Shares for the 90 calendar days prior to the date on which such offer is announced; and (b) the average regular way closing price of the Common Shares for the 10 Trading Days prior to the date on which such offer is announced; and (vii) before the date the offer is commenced, the offeror must make an irrevocable written commitment to the Corporation that (A) following completion of the offer, the offeror will acquire all shares not purchased in the offer at the same price per share as that paid in the offer, (B) the offeror will not make any amendment to the terms of the offer that reduces the offer price, changes the form of consideration offered, reduces the number of shares sought, or otherwise is not in the interest of the Corporation's shareholders, and (C) the offeror will not make any offer for any equity securities of the Corporation for six months after the original offer is commenced if the original offer is not successful, unless an offer by another party is commenced either for a higher per share price or with the approval of the Board of Directors of the Corporation, in either of which case a new offer by the initial offeror must be at a per share price at least equal to that provided for in the alternative offer.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with, and only with, the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights) new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date (and to each initial record holder of certain Common Shares issued after the Distribution Date), and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on March 8, 2009, unless earlier redeemed by the Corporation as described below.

     In the event that any person becomes an Acquiring Person or an affiliate or associate thereof (except pursuant to a Permitted Offer or a Qualifying Offer, each holder of a Right will thereafter have the right (the "Flip-In Right") to receive upon exercise the number of Common Shares or, in the discretion of the Board of Directors of the Corporation, one one-thousandth of a Preferred Share (or, in certain circumstances, other securities of the Corporation) having a value (immediately prior to such triggering event) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of the event described above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, Beneficially Owned by any Acquiring Person or any affiliate or associate thereof will be null and void.

     In the event that, at any time following the Shares Acquisition Date, (i) the Corporation is acquired in a merger or other business combination transaction in which the holders of all of the outstanding Common Shares immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power, or (ii) more than 50% of the Corporation's assets or earning power is sold or transferred, in either case with or to an Acquiring Person or any affiliate or associate or any other person in which such Acquiring Person, affiliate or associate has an interest or any person acting on behalf of or in concert with such Acquiring Person, affiliate or associate, or, if in such transaction all holders of Common Shares are not treated alike, any other person, then each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right (the "Flip-Over Right") to receive, upon exercise, common shares of the acquiring company (or in certain circumstances, its parent) having a value equal to two times the exercise price of the Right. The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises or surrenders the Flip-In Right.

     The Purchase Price payable, and the number of Preferred Shares, Common Shares or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one one-thousandth of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $10.00 per share but, if greater, will be entitled to an aggregate dividend per share of 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1,000 per share, provided that the holders will be entitled to an aggregate payment per share of at least 1,000 times the aggregate payment made per Common Share. These rights are protected by customary antidilution provisions. In the event that the dividends on the Preferred Shares are in arrears in an amount equal to six quarterly dividend payments, the holders of the Preferred Shares shall have the right, voting as a class, to elect two directors in addition to the directors elected by the holders of the Common Shares until all cumulative dividends on the Preferred Shares have been paid through the last quarterly dividend payment date and dividends for the current dividend period declared and set apart.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are one one-thousandth or integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Corporation, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, and under certain other circumstances, the Corporation may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), which redemption shall generally be effective upon the action of the Board of Directors of the Corporation. Additionally, following the Shares Acquisition Date, the Corporation may redeem the then outstanding Rights in whole, but not in part, at the Redemption Price, provided that such redemption is in connection with a merger or other business combination transaction or series of transactions involving the Corporation in which all holders of Common Shares are treated alike but not involving an Acquiring Person or its affiliates or associates.

     All the provisions of the Rights Agreement, except those which concern the rights, duties or obligations of the Rights Agent, may be amended by the Board of Directors of the Corporation prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors of the Corporation in order to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period under the Rights Agreement (subject to certain limitations), or to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), as long as such amendments do not change the rights, duties or obligations of the Rights Agent.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Corporation, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders of the Corporation, shareholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated March 9, 1999. A copy of Amendment No. 1 has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A/A dated June 14, 2002. Copies of the Rights Agreement and Amendment No. 1 are available free of charge from the Corporation. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and Amendment No. 1, which are hereby incorporated herein by reference.